EXHIBIT (12)

                             HONEYWELL INC. AND SUBSIDIARIES
               COMBINED WITH PROPORTIONAL SHARES OF 50% OWNED COMPANIES

                  COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                                       (Unaudited)

          (Dollars in Millions)

                                                       Nine Months Ended
                                                       September 29, 1996
                                                       ------------------
          Income before Income Taxes                          $ 378.00

          Deduct:
             Equity income (loss)                                 7.00
                                                             ---------

             Subtotal                                           371.00

          Add (deduct):
             Dividends from less than 50% owned companies         1.02
             Proportional share of income (loss) before
                income taxes of 50% owned companies              (0.31)
                                                             ---------

          Adjusted income                                       371.71
                                                             ---------

          Fixed Charges
             Interest on indebtedness                            57.44
             Amortization of debt expense                         3.50
             Interest portion of rent expense                    37.35
                                                             ---------

          Total Fixed Charges                                    98.29
                                                             ---------

          Total Available Income                              $ 470.00
                                                             ---------
                                                             ---------

          Ratio of Earnings to Fixed Charges                      4.78
                                                             ---------
                                                             ---------





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